Exhibit 32.1
Section 1350 Certification

The following statement is provided by the undersigned to accompany the Form 10-Q of Bridgeton Global Directional Fund, LP pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Bridgeton Global Directional Fund, LP

Date: September 14, 2011	/s/ Stephen J. Roseme
Stephen J. Roseme Chief Executive, Principal Executive Officer and Principal Financial Officer Bridgeton Fund Management, LLC the general partner of Bridgeton Global Directional Fund, LP